Exhibit 99.1

Dr. Han Myint Appointed as NextCure’s Chief Medical Officer

BELTSVILLE, Md. – January 14, 2021 – NextCure, Inc. (Nasdaq: NXTC), a clinical-stage biopharmaceutical company committed to discovering and developing novel, first-in-class immunomedicines to treat cancer and other immune-related diseases, today announced the appointment of Dr. Han Myint, MD, FACP as chief medical officer. Dr. Myint will oversee the clinical development of key products in NextCure’s product pipeline, including NC318, a first-in-class immunomedicine, targeting Siglec-15 (S15), and NC410, recombinant LAIR-2 fusion protein designed to block immune suppression mediated by the immune modulator LAIR-1. Prior to joining NextCure, Dr. Myint held senior roles at both Celgene (a Bristol Myers Squibb Company) and NexImmune Inc.

“We are very excited that Han has joined the NextCure team. We believe the depth of his expertise in oncology product development will prove instrumental in the advancement of our product pipeline,” said Michael Richman, NextCure’s president and chief executive officer. “Han’s strong industry track record is highlighted by his involvement in the development of multiple U.S. Food and Drug approved products.”

“I’m thrilled to join NextCure at this important time in the company’s growth,” said Dr. Myint. “I believe that the company, through its powerful discovery platform, has created a pipeline of novel immunomedicines, including NC318 and NC410, with the potential to have a significant impact in cancer treatment.”

Dr. Myint has over 20 years of experience in both academia and the biopharma industry. Before joining NextCure, he was chief medical officer at NexImmune, a clinical-stage biotechnology company developing unique approaches to T cell immunotherapies. Prior to NexImmune, he was Vice President of Global Medical Affairs and the Myeloid Diseases Lead at Celgene. His work in myeloid diseases at Celgene contributed to a number of FDA approvals, successful launches of those products and high-impact publications. Prior to joining the biopharma industry, Dr. Myint practiced medicine specializing in hematological oncology and conducted clinical and laboratory research at multiple prestigious academic institutions in the UK and USA including Rush University Medical Center in Chicago and University of Colorado, Denver. Dr. Myint, Professor of Medicine, built a FACT-accredited and Center of Excellence-Designated Stem Cell Transplant Program at the University of Colorado, Denver. He has in-depth scientific knowledge, a wealth of clinical experience and expertise in hematological malignancies and stem cell transplantation. Dr. Myint graduated from the Institute of Medicine in Yangon with a MBBS degree and subsequently emigrated to the UK to do his postgraduate training in Internal Medicine, followed by his training in Hematology. Accordingly, he was awarded as a fellow from the Royal Colleges of Physicians and Pathologists from the UK and also from the American College of Physicians.

About NextCure, Inc.

NextCure is a clinical-stage biopharmaceutical company committed to discovering and developing novel, first-in-class immunomedicines to treat cancer and other immune-related diseases. Through our proprietary FIND-IO™ platform, we study various immune cells to discover and understand targets and structural components of immune cells and their functional impact in order to develop immunomedicines. Our initial focus is to bring hope and new treatments to patients who do not respond to current cancer therapies, patients whose cancer progresses despite treatment and patients with cancer types not adequately addressed by available therapies. www.nextcure.com

Forward-Looking Statements

This press release contains forward-looking statements, including statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, forecasts, assumptions and other information available to NextCure as of the date hereof. Forward-looking statements include statements regarding NextCure’s expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “may,” “will,” “potential,” “expects,” “believes,” “intends,” “hope,” “towards,” “forward,” “later” and similar expressions. Examples of forward-looking statements in this press release include, among others, statements about the progress and evaluation and expected timing of results of NextCure’s ongoing clinical trial of NC318, expectations regarding the potential benefits, activity, effectiveness and safety of NC318, the evaluation of biomarkers, future clinical trials of NC318, the hiring and onboarding of a new chief medical officer and NextCure’s plans, objectives and intentions with respect to the discovery and development of immunomedicines. Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those projected in any forward-looking statement. Such risks and uncertainties include, among others: the impacts of the COVID-19 pandemic on NextCure’s business, including NextCure’s clinical trials, third parties on which NextCure relies and NextCure’s operations; positive results in preclinical studies or early-stage clinical trials may not be predictive of the results of later clinical trials; NextCure’s limited operating history and no products approved for commercial sale; NextCure’s history of significant losses; NextCure’s need to obtain additional financing; risks related to clinical development, marketing approval and commercialization; and dependence on key personnel. More detailed information on these and additional factors that could affect NextCure’s actual results are described in NextCure’s filings with the Securities and Exchange Commission (the “SEC”), including NextCure’s most recent Form 10-K and subsequent Form 10-Q. You should not place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date of this press release, and NextCure assumes no obligation to update any forward-looking statements, even if expectations change.

Investor Inquiries

Timothy Mayer, Ph.D.

NextCure, Inc.

Chief Operating Officer

(240) 762-6486

IR@nextcure.com

Media Inquiries

Emily Wong

MacDougall

(781) 235-3060

NextCure@macbiocom.com